Exhibit 10.43.1

URANIUM RESOURCES, INC.

AMENDED AND RESTATED

2004 DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN

Effective April 1, 2010

1.                                Purpose.  The Uranium Resources, Inc. 2004 Directors Stock Option and Restricted Stock Plan  (the “Plan”) is intended to provide those directors who are not employees of Uranium Resources, Inc., a Delaware corporation (the “Company”), with additional incentives to improve the Company’s performance by increasing the level of stock ownership by such directors, to reinforce such directors’ role in enhancing stockholder value and to provide an additional means of attracting and retaining well-qualified individuals to serve as directors.

2.                                Administration.  The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company.  Subject to the provisions of the Plan, the Committee shall have complete powers respecting the Plan, including but not limited to authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan.  All questions of interpretation and application of the Plan, or pertaining to any Option or shares of Restricted Stock granted hereunder, shall be final and binding upon all parties.

Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

(a)                                 To determine the time or times when shares of Restricted Stock or Options will be granted, and the number of shares to be covered by any grant;

(c)                                  To prescribe the terms and conditions of any grants made under the Plan, and the forms and agreements used in connection with such grants;

(d)                                 To determine the time or times when Options or Restricted Stock will vest and determine the legends or markings to be placed upon stock certificates representing any such shares to reflect such standards and restrictions;

(e)                                  To determine the time or times during which Options and  Restricted Stock grants may be  terminated in whole or in part, or when any such grants may be otherwise subject to forfeiture; and

(f)                                   To establish any other Option or Restricted Stock agreement provisions not inconsistent with the terms and conditions of the Plan.

3.                                Eligibility.  Options and shares of Restricted Stock shall be granted hereunder only to directors of the Company who are not employees of the Company or any of its subsidiaries (the “Non-Employee Directors”).

4.                                Stock.  The stock subject to the Options and Restricted Stock grants shall be authorized but unissued or reacquired shares of the Company’s common stock, $.001 par value per share (the “Common Stock”).  The aggregate number of shares that may be issued pursuant to Options and Restricted Stock granted under the Plan shall not exceed One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock, subject to adjustment pursuant to Section 12 hereof.  If any outstanding Option or grant of Restricted Stock under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option or unvested portion of the Restricted Stock grant may again be subject to an Option or grant of Restricted Stock under the Plan.

5.                                Granting of Options.  Options may be granted under the Plan to Non-Employee Directors by the Committee at its discretion at any time and in any amounts and, unless the Committee makes a grant of Restricted Stock under Section 7 of this Plan in lieu of the automatic grants specified in subsections 5.2 or 5.3,  shall be granted under the Plan automatically and without further action by the Committee as follows:

5.1                               Each Non-Employee Director on the date the Plan was originally adopted shall be granted an Option to purchase seventy-five thousand (75,000) shares;

5.2                               Each Non-Employee Director elected or appointed to the Board for the first time shall be granted an Option to purchase fifty thousand (50,000) shares on the date of such election or appointment; and

5.3                               Each Non-Employee Director shall be granted an Option to purchase fifty thousand (50,000) shares either (a) upon his or her reelection at an annual meeting of the Company’s stockholders or (b) in any calendar year in which an annual meeting of stockholders is not held, on June 1 of such year.

Any grant of Restricted Stock made by the Committee in lieu of the automatic grant of Options under subparagraphs 5.2 and 5.3 shall be made prior to (i) an annual meeting of stockholders in any year or (ii) prior to June 1 in any year in which an annual meeting of stockholders is not held.

6.                                Terms and Conditions of Options.  Each Option granted pursuant to the Plan shall be evidenced by a stock option agreement (the “Stock Option Agreement”), in such form and containing such terms and conditions as the Committee from time to time may determine; provided, that each such Stock Option Agreement shall:

6.1                               State the number of shares of Common Stock, determined in accordance with Section 5, to which the Option pertains;

6.2                               Provide the Option price per share shall be equal to the fair market value of the shares of Common Stock on the date of the granting of the Option.  For purposes of this Section 6.2, the “fair market value” of a share of Common Stock shall mean:

6.2.1                     If the Common Stock is reported on any officially recognized U.S. exchange or over the counter market on that date, as follows (a) either the closing price of a share of Common Stock on that date as reported on such exchange or over the counter market, or (b) where last sale trade reporting on the Common Stock is not available, the average of the highest and lowest prices of a share of Common Stock sold on that date, as reported on such exchange or over the counter market; or

6.2.2                     If no shares of Common Stock were traded on any officially recognized U.S. exchange or over the counter market on that date or if, in the discretion of the Board, another means of determining the fair market value of a share of Common Stock at such date shall be necessary in order to comply with or conform to the requirements of any applicable law, governmental regulation or ruling of the Internal Revenue Service or the Securities and Exchange Commission (including, without limitation, the methods sanctioned in Income Tax Reg. §1.409A-1(b)(5)(iv)), the Committee may provide for another means for determining fair market value;

6.3                         Provide that except as otherwise provided by the Committee, the Option is not transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that satisfies the requirements specified for “qualified domestic relations orders” under either the Internal Revenue Code of 1986, as amended or Title I of the Employee Retirement Income Security Act and related rules, and (absent such a transfer) is exercisable during the Optionee’s lifetime only by the Optionee or the Optionee’s attorney-in-fact.  The Committee may in a specific Option agreement provide that the Optionee may transfer an Option by gift to a “family member” as defined by the Committee and such family member may exercise the Option.

6.4                               State the terms upon which the Option shall be exercisable; provided that:

6.4.1                     The Option shall not be exercisable after the expiration of ten (10) years from the date the Option is granted; and

6.4.2                     Subject to Section 12 hereof, the Option shall be exercisable only to the extent of shares that have vested in accordance with the following schedule unless a different vesting schedule is determined by the Committee:

ANNIVERSARY OF DATE OF GRANT	CUMULATIVE SHARES THAT ARE VESTED ON SUCH ANNIVERSARY

First	25%
Second	50%
Third	75%
Fourth	100% (rounded up to the nearest whole share)

6.5                               Provide that if an Optionee ceases to be an director of the Company or subsidiary corporation (as applicable), for any reason other than death, or retirement from service under a Board-approved written policy for retiring Non-Employee Directors, or termination of service as a result of permanent and total disability, any Option held by such Optionee which has not yet vested shall, unless otherwise determined by the Committee on or before the date of such Optionee’s termination of service, terminate unless exercised on or before the thirtieth (30th) day after the date of such termination.  Neither the Optionee nor any other person shall have any right after such date to any part of any Option so terminated.

6.6                           Provide that if an Optionee ceases to be a director because of death, or retirement from service under a Board-approved written policy for retiring Non-Employee Directors, or termination of service as a result of permanent and total disability, then such Option (i) unless otherwise determined by the Committee on or before the date of such death, retirement or termination, shall fully vest (to the extent not already vested), upon the date of such death, retirement or termination and (b) shall be exercisable for a period of one year by the Optionee or by the Optionee’s heirs or legal representatives (as applicable).

6.7                           Except where considered a prohibited modification or extension of a stock right under Income Tax Reg. §1.409A-1(b)(5)(v), all outstanding Options under this Plan on the date of approval of the Plan by the stockholders of the Company automatically and without further action by the Company or the Optionee shall be deemed to have been amended to incorporate the provisions of Sections 6.5 and 6.6.

6.8                               Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and the address to which the certificates representing the shares of Common Stock issuable upon the exercise of such Option shall be mailed.  In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by full payment of the purchase price by certified check payable to the Company.  As promptly as practicable after the receipt by the Company of the foregoing, the Company shall cause to be delivered to such Optionee certificates representing the number of shares of Common Stock with respect to which such Option has been so exercised.

6.9                               The Company shall not be required to sell or issue any shares of Common Stock under any Option if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provision of any applicable statute or regulation of any governmental authority.

6.10                        No Optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of stock certificate for such shares; and no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

7.                                Restricted Stock Provisions.

7.1                               The prospective recipient of a Restricted Stock grant shall not have any rights with respect to such grant unless and until such recipient has entered into a written agreement (the “Restricted Stock Grant Agreement”) with the Company evidencing such grant, has delivered a fully executed copy thereof to the Company and has otherwise complied with the applicable terms and conditions of such grant.

7.2                               To be enforceable, a grant of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) following the grant date.  Acceptance shall be evidenced by executing a Restricted Stock Grant Agreement.  Upon acceptance of a grant of Restricted Stock, a Grantee shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Grantee and shall bear an appropriate legend identifying the terms, conditions and restrictions applicable to such grant.

7.3                               The Committee shall require that: (i) the stock certificates transferred to a Grantee in evidence of the shares of Restricted Stock thereupon held by him be retransferred to, and be held in the custody of, the Company or its designee until the restrictions thereon shall have lapsed, and (ii) as a condition of any Restricted Stock grant, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant.

7.4                               Subject to the provisions of the Plan and the Restricted Stock Grant Agreement, during the period set by the Committee commencing with the date of such grant and the date or circumstances under which all restrictions lapse  (the “Restriction Period”), a Grantee shall not be able to sell, transfer, pledge, anticipate or assign Restricted Stock.  The Committee shall condition any lapse of the Restricted Period upon the attainment of standards specified by the Committee at the time of grant. The Committee, in its sole discretion, may specify that a Restricted Period may lapse in installments, or that the restrictions contained in a Restricted Stock grant are to be waived or accelerated in whole or in part based on the attainment of standards specified by the Committee.  Unless otherwise specified by the Committee the Restricted Period shall lapse in installments of 25% per year as follows:

ANNIVERSARY OF DATE OF GRANT	PORTION OF SHARES (CUMULATIVE) AS TO WHICH THE RESTRICTED PERIOD SHALL LAPSE (rounded up to the nearest whole share)

First	25%
Second	50%
Third	75%
Fourth	100%

7.5                               Except as provided in Sections 7.3 and 7.4 of this Plan, a Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote such Stock and the right to receive any regular cash dividends declared and paid out of current earnings in respect of such Stock.  The Committee shall require any cash dividends declared and paid in respect of unvested shares of Restricted Stock to be reinvested in additional Restricted Stock, to the extent shares are available under the Plan.  Stock dividends, splits and property distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are declared and paid, and the Committee may require a Grantee to deliver additional stock powers covering any Restricted Stock issuable pursuant to such stock dividend, split or property distribution.  Any other dividends paid or property distributed in respect of Restricted Stock shall be held by the Company subject to the same restrictions imposed upon the Restricted Stock to which such dividends and/or property relates.

7.6                               (a)                                 If a Grantee ceases to be an director of the Company or subsidiary corporation (as applicable), for any reason other than death, or retirement from service under a Board-approved written policy for retiring Non-Employee Directors, or termination of service as a result of permanent and total disability, any  Restricted Stock held in respect of such Grantee which has not yet vested shall, unless otherwise determined by the Committee on or before the date of such Grantee’s death, retirement or termination, be forfeited as of  the effective date of such death, retirement or termination.  Neither the Grantee nor any other person shall have any right after such date to any part of any Restricted Stock so forfeited.

(b)                                 If a Grantee’s ceases to be a director because of death, or retirement from service under a Board-approved written policy for retiring Non-Employee Directors, or termination of service as a result of permanent and total disability, then such Grantee’s Restricted Stock shall fully vest (to the extent not already vested) upon the date of such death, retirement or termination, and all applicable restrictions thereon shall lapse and expire.  In the case of death, any Restricted Stock held by the Company or its designee shall be transferred and released to such Grantee’s estate, or the person designated by such Grantee by will or in accordance with relevant state law.

7.7                               If and when the Restriction Period applicable to Restricted Stock expires without a prior forfeiture of such Stock, custody of such Stock shall be released to the Grantee by the Company (or its designee), together with any other property held by the Company with respect to such Stock, and an appropriate stock certificate shall be promptly delivered to the Grantee evidencing unrestricted ownership of such Stock.

8.                                      Change of Control.

8.1                               Upon the occurrence of a Change of Control (as defined in this Section), notwithstanding any other Plan provision or any agreement to the contrary, any and all Options and Restricted Stock granted under the Plan shall immediately and fully vest (to the extent not theretofore vested), and all restrictions thereon shall lapse and expire.

8.2                               For purposes of the Plan, a Change of Control shall be deemed to have occurred if:  (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting  securities of the Company; or (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).  In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board), whether by gift, devise or otherwise, shall not be taken into account.  For purposes of the Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.  Notwithstanding the provisions of the foregoing subparagraph (iv) of this Section 8.2, the term “person,” as used in such subparagraph, shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date the Plan was adopted by the Board.

9.                                      Investment Representation, Approvals and Listing.

9.1                               The Committee may, if it deems appropriate, condition any grant of Restricted Stock or issuance of shares upon exercise of an Option upon receipt of the following investment representation from the Grantee:

“I agree that the Common Stock of Uranium Resources, Inc. that I acquire shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said shares of Common Stock has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Uranium Resources, Inc., an opinion of counsel satisfactory to Uranium Resources, Inc., to the effect that the sale or other proposed disposition of said shares of Common Stock by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended.”

9.2                               The Company shall not be required to issue any certificate or certificates representing shares of Common Stock under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such Stock to listing on any national securities exchange on which the Common Stock may be listed; (iii) the completion of any registration requirements or other qualifications imposed on the Common Stock by any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Stock is not necessary or advisable; and (iv) the obtaining of an investment representation from the Grantee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

10.                               General Provisions.

10.1                        The form and substance of Restricted Stock Grant Agreements and Stock Option Agreements made hereunder need not be identical.  Nothing in the Plan or in any such agreement shall confer upon any Non-Employee Director any right to continue in service as a director of the Company or of any subsidiary corporation, to be entitled to any remuneration or benefits not set forth in the Plan or any Restricted Stock Grant Agreement or Stock Option Agreement, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate such Non-Employee Director’s services at any time, with or without cause.

10.2                        The Plan may be assumed by the successors and assigns of the Company.  The liability of the Company under the Plan is limited to the obligations set forth herein, and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any Non-Employee Director with respect to any loss, cost or expense which such Director may incur in connection with or arising out of any grant or agreement made in connection with the Plan.  All expenses arising from or associated with administering the Plan shall be borne by the Company.  The captions and section numbers appearing in the Plan are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

11.                         Term of Plan.  Options and shares of Restricted Stock shall be granted hereunder within a period of ten (10) years from the date the Plan was originally adopted by the Board.

12.                         Effect on Options and Restricted Stock of Changes in the Company’s Capital Structure.

12.1                  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, a payment of stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

12.2                  If the Company is merged into or consolidated with another corporation under circumstance where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan or unvested shares of Restricted Stock are outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common

Stock, shares of such stock or other securities as the holders of shares of Common Stock receive pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Sections 6.4.2 and 7 hereof so that all Options and shares of Restricted Stock, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be fully vested; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 6.4.2 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or shares of Restricted Stock.

13.                               Modification, Termination or Amendment of the Plan.  The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan in any respect whatsoever.  Unless otherwise required by applicable law or rules of any stock exchange on which the shares of Common Stock are listed or approved for trading, the Board may at any time amend the Plan as it shall deem advisable without any action on the part of the stockholders of the Company.  Any and all shares of unvested Restricted Stock outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with their restrictions and subject to the terms and conditions of this Plan and any related Restricted Stock Grant Agreements.

14.                               No Repricing.  Other than in connection with a change in the Corporation’s capitalization, at any time when the purchase price of a Stock Option is above the market value of a Share, the Corporation shall not, without shareholder approval, reduce the purchase price of such Stock Option and shall not exchange such Stock Option for a new Stock Option with a lower (or no) purchase price or for cash or for stock award.

15.                               Effective Date.  The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by the stockholders of the Company.  If the Plan is so approved, no further approval shall be required with respect to the administration of grants made pursuant to the Plan.

16.                               Date of Adoption.  The Plan is adopted on June 2, 2004, was amended and restated June 6, 2006, is further and amended and restated effective April 10, 2007 and approved by the stockholders on July 12, 2007 and is further and amended and restated effective April 1, 2010 and approved by the stockholders on June 3, 2010.

IN WITNESS WHEREOF, this Plan is executed this 1st day of April 2010.

URANIUM RESOURCES, INC.

By: